Exhibit 10.1

WAIVER AND FIRST AMENDMENT TO

AMENDED AND RESTATED LOAN AGREEMENT

This WAIVER AND FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this “Amendment”) is dated as of October 4, 2016, and is entered into by and among HORIZON GLOBAL CORPORATION, a Delaware corporation (“Parent Borrower”), CEQUENT PERFORMANCE PRODUCTS, INC., a Delaware corporation (“Cequent Performance”), CEQUENT CONSUMER PRODUCTS, INC., an Ohio corporation (“Cequent Consumer”), CEQUENT UK LIMITED, a company incorporated in England and Wales with company number 08081641 (“Cequent UK”), CEQUENT TOWING PRODUCTS OF CANADA LTD., a company formed under the laws of the Province of Ontario (“Cequent Canada”, and together with Parent Borrower, Cequent Performance, Cequent Consumer, and Cequent UK, collectively, “Borrowers”), the other Persons party to this Amendment as Obligors, the financial institutions party to this Amendment as Lenders, and BANK OF AMERICA, N.A., a national banking association, in its capacity as agent for itself and the other Secured Parties (“Agent”).

WHEREAS, the Borrowers, the other Obligors party hereto, the Agent and the Lenders have entered into that certain Amended and Restated Loan Agreement dated as of December 22, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, Parent Borrower, Cequent Performance, Cequent Consumer, Horizon Global Company LLC, a Delaware limited liability company, and Agent entered into that certain ABL Guarantee and Collateral Agreement dated as of June 30, 2015 in order to secure the Obligations;

WHEREAS, Cequent Performance, Horizon International Holdings LLC, a Delaware limited liability company, Cequent UK, Cequent Canada, Cequent Nederland Holdings B.V., a company formed under the laws of the Netherlands, Cequent Mexico Holdings B.V., a company formed under the laws of the Netherlands, Cequent Sales Company de Mexico, S. DE R.L. DE C.V., a limited liability company formed under the laws of Mexico, Cequent Electrical Products de Mexico, S. DE R.L. DE C.V., a limited liability company formed under the laws of Mexico, and Agent entered into that certain Foreign Facility Guarantee and Collateral Agreement dated as of December 22, 2015 in order to secure the Foreign Facility Obligations; and

WHEREAS, the Borrowers and the other Obligors have requested that the Agent and the Lenders agree to (a) enter into certain amendments to the Loan Agreement and (b) waive certain of the requirements of Section 10.1.9(a) of the Loan Agreement with respect to Subsidiaries acquired pursuant to the Westfalia Acquisition (as defined below).

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Loan Documents and this Amendment, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Initially capitalized terms used but not otherwise defined in this Amendment have the respective meanings set forth in the Loan Agreement, as amended hereby.

ARTICLE II

LIMITED WAIVER

The Obligors have requested that Agent and Lenders waive the provisions of Section 10.1.9(a) of the Loan Agreement that would require the Subsidiaries to be acquired by means of the Westfalia Acquisition that are organized, incorporated, or formed in a Permitted Jurisdiction to satisfy each applicable Collateral and Guarantee Requirement to the extent required by such Section 10.1.9(a). The Obligors hereby represent and warrant to the Agent and the Lenders that Schedule 1 to this Amendment sets forth the name of, and the ownership interest of the Parent Borrower in, each Subsidiary of the Parent Borrower and identifies each Subsidiary that is an Obligor, in each case as of the date of this Amendment after giving effect to the Westfalia Acquisition. The Agent and the Lenders hereby waive the provisions of Section 10.1.9(a) of the Loan Agreement that would require the Subsidiaries to be acquired by means of the Westfalia Acquisition that are organized, incorporated, or formed in a Permitted Jurisdiction to satisfy each applicable Collateral and Guarantee Requirement to the extent required by such Section 10.1.9(a) (the “Waiver”). Such Waiver is conditioned upon the terms and conditions set forth in this Amendment, shall be limited precisely as described herein and shall relate solely to the Subsidiaries to be acquired by means of the Westfalia Acquisition. Agent and Lenders expressly do not waive the notice requirements of Section 10.1.9(a) concerning the formation or acquisition of any Subsidiary at any time. Other than as expressly set forth in this Article II, nothing in this Amendment shall be construed to (i) constitute a waiver of compliance or default by the Borrowers with respect to the Loan Documents in any other instance or any other instrument or agreement referred to in the Loan Documents; or (ii) prejudice any right or remedy that the Agent or any Lender may now have or may have in the future under or in connection with any Loan Document or any other instrument or agreement referred to therein.

ARTICLE III

AMENDMENTS TO LOAN AGREEMENT

3.01. Existing Definitions. The following definitions set forth in Section 1.1 of the Loan Agreement are hereby amended to read in their entirety as follows:

“Base Incremental Amount” as of any date, an amount equal to (a) $75,000,000 less (b) the aggregate principal amount of Incremental Term Commitments established prior to such date under the Term Loan Agreement in reliance on the Base Incremental Amount less (c) the aggregate principal amount of Alternative Incremental Debt established prior to such date in reliance on the Base Incremental Amount.

“Canadian BA Rate” with respect to each Interest Period for a Canadian BA Rate Loan, the rate of interest per annum equal to the average rate applicable to Canadian Dollar bankers’ acceptances having an identical or comparable term as the proposed Canadian BA Rate Loan displayed and identified as such on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuter Monitor Money Rates Service as at approximately 10:00 a.m. Toronto time on such day (or, if such day is not a Business Day, as of 10:00 a.m. Toronto time on the immediately preceding Business Day), provided that if such rate does not appear on the CDOR Page at such time on such date, the rate for such date will be the annual discount rate (rounded upward to the nearest whole multiple of 1/100 of 1%) as of 10:00 a.m. Local Time on such day at which a Canadian chartered bank listed on Schedule I of the Bank Act (Canada) as selected by Agent is then offering to purchase Canadian Dollar bankers’ acceptances accepted by it having such specified term (or a term as closely as possible comparable to such specified term). In no event shall the Canadian BA Rate be less than zero.

“Canadian Base Rate” on any date, the highest of (a) a fluctuating rate of interest per annum equal to the rate of interest in effect for such day as publicly announced from time to time by Bank of America (Canada) as its “Base Rate”, (b) the sum of 0.50% plus the Federal Funds Rate for such day, and (c) the sum of 1.00% plus the LIBOR rate for a thirty (30) day Interest Period as of such day. The “Base Rate” is a rate set by Bank of America (Canada) based upon various factors including Bank of America (Canada)’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans made in Dollars in Canada, which may be priced at, above, or below such announced rate. Any change in such rate shall take effect at the opening of business on the day of such change. In the event Bank of America (Canada) (including any successor or assignee) does not at any time announce a “Base Rate”, clause (a) of Canadian Base Rate shall mean the “Base Rate” (being the rate for loans made in Dollars in Canada) publicly announced by a Canadian chartered bank listed on Schedule I of the Bank Act (Canada) selected by Agent. In no event shall the Canadian Base Rate be less than zero.

“Canadian Prime Rate” on any date, the highest of (i) a fluctuating rate of interest per annum equal to the rate of interest in effect for such day as publicly announced from time to time by Bank of America (Canada) as its “Prime Rate”, (ii) the sum of 0.50% plus the Bank of Canada overnight rate, which is the rate of interest charged by the Bank of Canada on one-day loans to financial institutions, for such day, and (iii) the sum of 1.00% plus the Canadian BA Rate for a 30 day Interest Period as of such day. The “Prime Rate” is a rate set by Bank of America (Canada) based upon various factors including the costs and desired return of Bank of America (Canada), general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate shall take effect at the opening of business on the day specified in the public announcement of such change. Each interest rate based on the Canadian Prime Rate hereunder shall be adjusted simultaneously with any change in the Canadian Prime Rate. In the event Bank of America (Canada) (including any successor or assignee) does not at any time announce a “Prime Rate”, clause (i) of Canadian Prime Rate shall mean the “Prime Rate” (being the rate for loans made in Canadian Dollars in Canada) publicly announced by a Canadian chartered bank listed on Schedule I of the Bank Act (Canada) selected by Agent. In no event shall the Canadian Prime Rate be less than zero.

“Consolidated EBITDA” for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period (including all single business tax expenses imposed by state law), (iii) all amounts attributable to depreciation and amortization for such period, (iv) any extraordinary noncash charges for such period, (v) interest-equivalent costs associated with any Specified Vendor Receivables Financing for such period, whether accounted for as interest expense or loss on the sale of receivables, and all Preferred Dividends, (vi) all losses during such period that relate to the retirement of Debt, (vii) noncash expenses during such period resulting from the grant of Equity Interests to management and employees of the Parent Borrower or any of the Subsidiaries, (viii) the aggregate amount of deferred financing expenses for such period, (ix) all other noncash expenses or losses of the Parent Borrower or any of the Subsidiaries for such period (excluding any such charge that constitutes an accrual of or a reserve for cash charges for any future period), (x) any nonrecurring fees, expenses or charges realized by the Parent Borrower or any of the Subsidiaries for such period related to any offering of Equity Interests or incurrence of Debt, whether or not consummated, (xi) fees and expenses in connection with the Original Closing Date Transactions, (xii) any nonrecurring costs and expenses arising from the integration of any business acquired pursuant to any Permitted Acquisition consummated after the Original Closing Date, (xiii) the amount of reasonably identifiable and factually supportable “run rate” cost savings, operating expense reductions, and other synergies not to exceed $12,500,000 resulting from the Westfalia Acquisition that are projected by the Parent Borrower in good faith and certified by a Financial Officer of the Parent Borrower in writing to the Agent to result from actions either taken or expected to be taken within eighteen (18) months of the Westfalia Acquisition Closing Date, net of the amount of actual benefits realized prior to or during such period from such actions (which cost savings, operating expense reductions, and synergies shall be calculated on a pro forma basis as though such cost savings, operating expense reductions, or synergies had been realized on the first day of such period), (xiv) any nonrecurring expenses or similar costs relating to cost savings projects, including restructuring and severance expenses, (xv) net losses from discontinued operations, (xvi) losses associated with the prepayment of leases (whether operating leases or capital leases) outstanding on January 1, 2015 from discontinued operations, and (xvii) losses or charges associated with asset sales otherwise permitted hereunder, minus (b) without duplication and to the extent included in determining such Consolidated Net Income, (i) any extraordinary gains for such period, (ii) any non-cash income, profits or gains for such period and (iii) any gains realized from the retirement of Debt after the Original Closing Date, all determined on a consolidated basis in accordance with GAAP; provided, however that the amounts added to Consolidated Net Income pursuant to clauses (xii) through (xvii) above for any period shall not exceed twenty percent (20%) of Consolidated EBITDA for such period (determined without including amounts added to Consolidated Net Income pursuant to clauses (xii) through (xvii) above for such period). If any Borrower or any Subsidiary has made any Permitted Acquisition or Significant Investment or any sale, transfer, lease or other disposition of assets outside of the ordinary course of business permitted by Section 10.2.5 during the relevant period for determining any leverage ratio hereunder, Consolidated EBITDA for the relevant period shall be calculated only for purposes of determining such leverage ratio after giving pro forma effect thereto, as if such Permitted Acquisition or Significant Investment or sale, transfer, lease or other disposition of assets had occurred on the first day of the relevant period for determining Consolidated EBITDA; provided that with respect to any Significant Investment, (x) any pro forma adjustment made to Consolidated EBITDA shall be in proportion to the percentage ownership of such Borrower or such Subsidiary, as applicable, in the Subject Person (e.g. if such Borrower acquires 70% of the Equity Interests of the Subject Person, a pro forma adjustment to Consolidated EBITDA shall be made with respect to no more than 70% of the EBITDA of the Subject Person) and (y) pro forma effect shall only be given to such Significant Investment if the Debt of the Subject Person is included in Total Debt for purposes of calculating the applicable leverage ratio in proportion to the percentage ownership of such Borrower or such Subsidiary, as applicable, in such Subject Person. Any such pro forma calculations may include operating and other expense reductions and other adjustments for such period resulting from any Permitted Acquisition, or sale, transfer, lease or other disposition of assets that is being given pro forma effect to the extent that such operating and other expense reductions and other adjustments (a) would be permitted pursuant to Article XI of Regulation S-X under the Securities Act of 1933 (“Regulation S-X”) or (b) are reasonably consistent with the purpose of Regulation S-X as determined in good faith by the Borrowers in consultation with Agent.

“Defaulting Lender” any Lender that (a) has failed to comply with its funding obligations hereunder, and such failure is not cured within two Business Days; (b) has notified Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or under any other credit facility, or has made a public statement to that effect; (c) has failed, within three Business Days following request by Agent or any Borrower, to confirm in a manner satisfactory to Agent and Borrowers that such Lender will comply with its funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has, (i) become the subject of an Insolvency Proceeding (including reorganization, liquidation, or appointment of a receiver, custodian, administrator or similar Person by the Federal Deposit Insurance Corporation or any other regulatory authority) or (ii) become the subject of a Bail-in Action; provided, however, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of an equity interest in such Lender or parent company unless the ownership provides immunity for such Lender from jurisdiction of courts within the United States or from enforcement of judgments or writs of attachment on its assets, or permits such Lender or Governmental Authority to repudiate or otherwise to reject such Lender’s agreements; and provided further, that a Lender shall not be deemed to be a Defaulting Lender under clauses (a), (b) or (c) if it has notified Agent and Borrowers in writing that it will not make a funding because a condition to funding (specifically identified in the notice) is not or cannot be satisfied.

“First Lien Net Leverage Ratio” on any date, the ratio of (a) First Lien Secured Debt as of such date less the aggregate amount (not to exceed $100,000,000) of the sum of Unrestricted Domestic Cash plus 65% of Unrestricted Foreign Cash, in each case as of such date, to (b) Consolidated EBITDA for the period of four consecutive Fiscal Quarters of the Parent Borrower ended on such date (or, if such date is not the last day of a Fiscal Quarter, ended on the last day of the Fiscal Quarter of the Parent Borrower most recently ended prior to such date for which financial statements are available).

“Net Leverage Ratio” on any date, the ratio of (a) Total Debt as of such date less the aggregate amount (not to exceed $100,000,000) of the sum of Unrestricted Domestic Cash plus 65% of Unrestricted Foreign Cash, in each case as of such date, to (b) Consolidated EBITDA for the period of four consecutive Fiscal Quarters of the Parent Borrower ended on such date (or, if such date is not the last day of a Fiscal Quarter, ended on the last day of the Fiscal Quarter of the Parent Borrower most recently ended prior to such date for which financial statements are available).

“Secured Net Leverage Ratio” on any date, the ratio of (a) Secured Debt as of such date less the aggregate amount (not to exceed $100,000,000) of the sum of Unrestricted Domestic Cash plus 65% of Unrestricted Foreign Cash, in each case as of such date, to (b) Consolidated EBITDA for the period of four consecutive Fiscal Quarters of the Parent Borrower ended on such date (or, if such date is not the last day of a Fiscal Quarter, ended on the last day of the Fiscal Quarter of the Parent Borrower most recently ended prior to such date for which financial statements are available).

“Specified Vendor Receivables Financing” the sale by the Parent Borrower and certain Subsidiaries of accounts receivable to one or more financial institutions pursuant to third-party financing agreements in transactions constituting “true sales”; provided that the aggregate amount of all such receivables financings shall not exceed $50,000,000 at any time outstanding.

“Subsidiary Obligor” a Canadian Subsidiary Obligor, a UK Subsidiary Obligor, a U.S. Subsidiary Obligor and/or any other Obligor that is a Subsidiary, as the context requires.

“U.S. Revolver Commitment” for any U.S. Lender, its obligation to make U.S. Revolver Loans and to participate in U.S. LC Obligations up to the maximum principal amount shown on Schedule 1.1(B), as hereafter modified pursuant to Section 2.1.4, Section 2.1.7, Section 2.1.8 or an Assignment to which it is a party. “U.S. Revolver Commitments” means the aggregate amount of such commitments of all Lenders.

3.02. New Definitions. The following new definitions are hereby added to Section 1.1 of the Loan Agreement in appropriate alphabetical order to read in their entirety as follows:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Unrestricted Foreign Cash” as of any date, unrestricted cash and unrestricted Permitted Investments of the Obligors (other than Parent Borrower and its Domestic Subsidiaries) as of such date.

“Westfalia Acquisition” the acquisition of all Equity Interests of Westfalia-Automotive Holding GmbH, a limited liability company organized under the laws of Germany, and TeIJs Holding B.V., a private company with limited liability organized under the laws of the Netherlands (collectively, the “Westfalia Group”), by Blitz K16-102 GmbH, a limited liability company organized under the laws of Germany, and the guarantee by Parent Borrower of the obligations of Blitz K16-102 GmbH, a limited liability company organized under the laws of Germany, under the Westfalia Purchase Agreement, all pursuant to the Westfalia Purchase Agreement and all in accordance with the terms of the Westfalia Purchase Agreement without giving effect to any amendment thereto.

“Westfalia Acquisition Closing Date” means October 4, 2016.

“Westfalia Group” as defined in the definition of “Westfalia Acquisition”.

“Westfalia Purchase Agreement” that certain Sale and Purchase Agreement, recorded in Munich on August 24, 2016, by and among Parcom Deutschland I GmbH & Co. KG, a limited partnership organized under the laws of Germany, as a seller; Co-Investment Partners Europe L.P., a limited partnership organized under the laws of the Cayman Islands, as a seller; Bayernlb Private Equity GmbH, a limited liability company organized under the laws of Germany, as a seller; Walter Gnauert, an individual resident of Cavaion, Italy, as a seller; Dr. Bernd Welzel, an individual resident of Bramsche, Germany, as a seller; Frank Klebedamz, an individual resident of Gladbeck, Germany, as a seller; Jurgen Lotter, an individual resident of Rosrath, Germany, as a seller; Westfalia Mitarbeiterbeteiligungs GmbH & Co. KG, a limited partnership organized under the laws of Germany, as a seller; Blitz K16-102 GmbH, a limited liability company organized under the laws of Germany, as purchaser; and Parent Borrower, as guarantor.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

3.03. Increase in U.S. Revolver Commitments. A new Section 2.1.8 is hereby added to the Loan Agreement to read in its entirety as follows:

“2.1.8 Increase in U.S. Revolver Commitments. U.S. Borrowers may request an increase in U.S. Revolver Commitments from time to time upon notice to Agent, as long as (a) the requested increase is in a minimum amount of $10,000,000 and is offered on the same terms as existing U.S. Revolver Commitments, except for a closing fee specified by U.S. Borrowers, (b) increases under this Section 2.1.8 do not exceed $25,000,000 in the aggregate and no more than five (5) increases are made, (c) no reduction in Commitments pursuant to Section 2.1.4 has occurred prior to the requested increase, (d) the requested increase does not cause the Commitments to exceed 90% of any applicable cap under any Subordinated Debt agreement, (e) the requested increase does not cause the Commitments to exceed 90% of any applicable cap contained in the Term Loan Documents (excluding the effect of any provision permitting Revolver Loans or Letters of Credit in amounts exceeding any expressed dollar cap in reliance upon the Borrowing Base), and (f) the Obligors deliver such resolutions, acknowledgements, and reaffirmations as are requested by the Agent in connection with such increase. Agent shall promptly notify U.S. Lenders of the requested increase and, within ten (10) Business Days thereafter, each U.S. Lender shall notify Agent if and to what extent such U.S. Lender commits to increase its U.S. Revolver Commitment. Any U.S. Lender not responding within such period shall be deemed to have declined an increase. If U.S. Lenders fail to commit to the full requested increase, other Lenders or Eligible Assignees may issue additional U.S. Revolver Commitments and become U.S. Lenders hereunder. Agent may allocate, in its discretion, the increased U.S. Revolver Commitments among committing U.S. Lenders and, if necessary, other Lenders and Eligible Assignees.

Provided the conditions set forth in Section 6.2 are satisfied, total U.S. Revolver Commitments shall be increased by the requested amount (or such lesser amount committed by U.S. Lenders, other Lenders and Eligible Assignees) on a date agreed upon by Agent and Borrower Agent, but no later than 45 days following U.S. Borrowers’ increase request. Agent, Obligors, and new and existing Lenders shall execute and deliver such documents and agreements as Agent deems appropriate to evidence the increase in and allocations of U.S. Revolver Commitments. On the effective date of an increase, the U.S. Revolver Usage and other exposures under the U.S. Revolver Commitments shall be reallocated among U.S. Lenders, and settled by Agent if necessary, in accordance with U.S. Lenders’ adjusted shares of such Commitments.”

3.04. EEA Financial Institution. A new Section 9.1.27 is hereby added to the Loan Agreement to read in its entirety as follows:

“9.1.27 EEA Financial Institution. No Obligor is an EEA Financial Institution.”

3.05. Debt. The word “and” is hereby removed from the end of Section 10.2.1(a)(xx) of the Loan Agreement, the period at the end of Section 10.2.1(a)(xxi) of the Loan Agreement is hereby replaced with a semicolon and the word “and”, and the following new clause (xxii) is hereby added to the end of Section 10.2.1(a) of the Loan Agreement to read in its entirety as follows:

“(xxii) any Capital Lease Obligations of a Person that becomes a Subsidiary pursuant to the Westfalia Acquisition; provided that (A) such Capital Lease Obligation exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (B) the aggregate principal amount of Debt permitted by this clause (xxii) shall not exceed $15,000,000 at any time outstanding.”

3.06. Restricted Payments. The word “and” is hereby removed from the end of Section 10.2.8(a)(iii) of the Loan Agreement, the period at the end of Section 10.2.8(a)(iv) of the Loan Agreement is hereby replaced with a semicolon and the word “and”, and the following new clause (v) is hereby added to the end of Section 10.2.8(a) of the Loan Agreement to read in its entirety as follows:

“(v) each of the Parent Borrower and Blitz K16-102 GmbH, a limited liability company organized under the laws of Germany, may pay purchase price adjustments required to be paid by such Person pursuant to the Westfalia Purchase Agreement, without giving effect to any amendment thereto not specifically described in the definition of “Westfalia Purchase Agreement”.”

3.07. Bail-In of EEA Financial Institutions. A new Section 14.21 is hereby added to the Loan Agreement to read in its entirety as follows:

“14.21 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i)	a reduction in full or in part or cancellation of any such liability;

(ii)	a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each Obligor hereby represents and warrants to each Lender and the Agent, as of the date hereof and at each time that the following representations and warranties are made or deemed to be made thereafter, as follows:

4.01. Authority. The execution, delivery and performance by such Obligor of each Loan Document described in Section 6 hereof (and, with respect to the Parent Borrower, the Term Loan Agreement Amendment (as defined below)), and the transactions contemplated hereby or thereby (including, without limitation, the Westfalia Acquisition, the borrowing of the 2016 Incremental Term Loans and the extension of the 2016 Incremental Term Loan Commitments (each as defined in the Term Loan Agreement Amendment)), have been duly authorized by all necessary action, and this Amendment and each other Loan Document described in Section 6 hereof is a legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

4.02. Representations and Warranties. Each representation and warranty of such Obligor in the Loan Documents is true and correct as of the date hereof, after giving effect to this Amendment (except for representations and warranties that expressly relate to an earlier date).

4.03. Governmental Approvals; No Conflicts. The execution, delivery, and performance by such Obligor of the Loan Documents described in Section 6 hereof (and, with respect to the Parent Borrower, the Term Loan Agreement Amendment (as defined below)), and the consummation of the transactions contemplated hereby or thereby (including, without limitation, the Westfalia Acquisition, the borrowing of the 2016 Incremental Term Loans and the extension of the 2016 Incremental Term Loan Commitments

(each as defined in the Term Loan Agreement Amendment)), (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created under the Loan Documents and (iii) consents, approvals, registrations, filings or actions the failure of which to obtain or perform could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate any Applicable Law or regulation or the charter, by-laws or other organizational documents of any Obligor or any Subsidiary of any Obligor or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Obligor or any Subsidiary of any Obligor or their assets, or give rise to a right thereunder to require any payment to be made by any Obligor or any Subsidiary of any Obligor, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect, (d) will not result in the creation or imposition of any Lien on any asset of any Obligor or any Subsidiary of any Obligor, except Liens created under the Loan Documents and Liens permitted by Section 10.2.2 of the Loan Agreement, as amended by this Amendment, and (e) do not require any acknowledgement, agreement or consent under any indenture, agreement or other instrument binding upon any Obligor or any Subsidiary of any Obligor or their assets, except for such acknowledgements, agreements and consents as have been obtained or made and are in full force and effect, and such acknowledgements, agreements or consents the failure of which to obtain could not reasonably be expected to result in a Material Adverse Effect.

4.04. Solvency. Immediately after the consummation of the Westfalia Acquisition and the other transactions contemplated by this Amendment and the Term Loan Agreement Amendment to take place on the date of this Amendment, and immediately following the making of each 2016 Incremental Term Loan and after giving effect to the application of the proceeds thereof, (a) the fair value of the assets of each Obligor, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of each Obligor will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) each Obligor will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or fall due and (d) the Obligors, on a consolidated basis, will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Amendment Effective Date.

4.05. No Defaults. No Default or Event of Default has occurred and is continuing.

ARTICLE V

CERTIFICATIONS

The Obligors hereby certify to Agent and Lenders that (a) the Westfalia Acquisition constitutes a Permitted Acquisition and is permitted pursuant to the Loan Agreement (including without limitation Sections 10.2.4 and 10.2.8 thereof), (b) the 2016 Incremental Term Loans and the 2016 Incremental Term Loan Commitments (each as defined in the Term Loan Agreement Amendment, as defined below) made available to the Parent Borrower pursuant to the Term Loan Agreement Amendment are permitted pursuant to the Loan Agreement (including without limitation Section 10.2.1(a) thereof), (c) the Term Loan Agreement Amendment is not prohibited by Section 10.2.11 of the Loan Agreement, in each case after giving effect to this Amendment, (d) neither the execution or performance of the Loan Documents described in Article VI of this Amendment, nor the incurrence of any Obligations by Obligors pursuant to such Loan Documents, violates the Term Loan Documents, and (e) the Commitments and the Obligations, as modified by this Amendment, constitute “Indebtedness” permitted under the Term Loan Agreement.

ARTICLE VI

CONDITIONS PRECEDENT AND FURTHER ACTIONS

6.01. Conditions Precedent. This Amendment shall be deemed effective as of the date first set forth above when each of the following conditions precedent have been satisfied in form and substance satisfactory to the Agent and its counsel (such date, the “Amendment Effective Date”):

(a) The Agent shall have received duly executed counterparts of this Amendment which, when taken together, bear the authorized signatures of the Obligors, the Agent and the Lenders;

(b) The Agent shall have received (i) an amendment to the Intercreditor Agreement, executed and delivered by Agent and Term Loan Agent, (ii) an amendment to the Guarantee and Collateral Agreement, executed and delivered by Agent and the U.S. Obligors, and (iii) a copy of an amendment to the Guarantee and Collateral Agreement (as defined in the Term Loan Agreement), executed by the Term Loan Agent and the U.S. Obligors;

(c) The Agent shall have received executed copies of any Term Loan Document or modification to any of the Term Loan Documents executed in connection with this Amendment (including, without limitation, that certain First Amendment to Credit Agreement, dated as of September 19, 2016, by and among Parent Borrower, the Term Loan Lenders party thereto, and the Term Loan Agent (the “Term Loan Agreement Amendment”)), which shall be in full force and effect, or any of the transactions contemplated by this Amendment (including, without limitation, the Westfalia Acquisition), which shall be in full force and effect, and all conditions precedent set forth in Section 4 of the Term Loan Agreement Amendment shall have been met or waived by the Term Loan Agent and/or the Term Loan Lenders in accordance with the terms of the Term Loan Documents;

(d) The Agent shall have received executed copies of the Westfalia Purchase Agreement and all other agreements, certificates and instruments executed by any Obligor or Subsidiary in connection with the Westfalia Acquisition, which shall be in full force and effect, and all conditions precedent set forth therein shall have been met;

(e) The Agent shall have received evidence of the filing with the PTO of an update to the “Owner Name” to reflect the proper Obligor (Cequent Consumer Products, Inc. or Cequent Performance Products, Inc., as applicable) as owner for each of the following Patents and Trademarks: (i) adjustable enclosure and mounting box for a trailer hitch electrical connector (Reg. # 6,076,691) (currently assigned to Mascotech, Inc.), (ii) trailer hitch with load adjustment (Reg. # 6,722,682) (current owner is Hidden Hitch International), and (iii) sealed multiple-contact electrical connector (Reg. # 6,338,644) (current owner is Theodore Bargman, Inc. D/B/A The Bargman Company);

(f) The Agent shall have received such other documents, legal opinions, instruments, and certificates relating to this Amendment as it shall reasonably request and such other documents, legal opinions, instruments and certificates that shall be satisfactory in form and substance to the Agent and the Lenders;

(g) The Borrowers shall have paid all fees and expenses (provided that legal fees required to be paid as a condition precedent to the occurrence of the Amendment Effective Date shall be limited to such legal fees as to which Borrowers have received a summary invoice) owed to and/or incurred by the Agent in connection with this Amendment; and

(h) All proceedings taken in connection with the transactions contemplated by this Amendment and all documentation and other legal matters incident thereto shall be satisfactory to the Agent in its sole and absolute discretion.

6.02. Further Actions. Each of the parties to this Amendment agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Amendment.

ARTICLE VII

REAFFIRMATION

Each Obligor hereby (i) acknowledges and consents to this Amendment; (ii) reaffirms its obligations under the Guaranties, the Security Documents and the other Loan Documents; (iii) reaffirms the Liens granted by it pursuant to the Security Documents; and (iv) confirms that the Guaranties, the Security Documents and the other Loan Documents remain in full force and effect, without defense, offset or counterclaim. Although each Guarantor has been informed of the terms of the Amendment, such Guarantor hereby confirms that it understands and agrees that the Agent and the Lenders have no duty to so notify such Guarantor or any other guarantor or to seek this or any future acknowledgment, consent or reaffirmation, and nothing contained herein shall create or imply any such duty as to any transaction, past or future.

ARTICLE VIII

MISCELLANEOUS

8.01. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Obligors, Agent, Lenders, Secured Parties, and their respective successors and assigns. The successors and assigns of the Obligors include, without limitation, their respective receivers, trustees, and debtors-in-possession.

8.02. Further Assurances. Each Obligor party hereto hereby agrees from time to time, as and when requested by the Agent or any Lender, to execute and deliver or cause to be executed and delivered all such documents, instruments and agreements and to take or cause to be taken such further or other action as the Agent or such Lender may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Amendment and the other Loan Documents.

8.03. Loan Document. This Amendment shall be deemed to be a “Loan Document” for all purposes under the Loan Agreement.

8.04. Governing Law. THIS AMENDMENT AND, UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

8.05. Consent to Forum.

(a) Forum. EACH OBLIGOR HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT SITTING IN NEW YORK COUNTY, NEW YORK OR THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY

LOAN DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH OBLIGOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1 OF THE LOAN AGREEMENT. A FINAL JUDGMENT IN ANY PROCEEDING OF ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR ANY OTHER MANNER PROVIDED BY APPLICABLE LAW.

(b) Other Jurisdictions. Nothing herein shall limit the right of Agent, any Security Trustee or any Lender to bring proceedings against any Obligor (other than a Mexican Domiciled Obligor) in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law (except with respect to service of process to Mexican Domiciled Obligors). Nothing in this Amendment shall be deemed to preclude enforcement by Agent or any Security Trustee of any judgment or order obtained in any forum or jurisdiction. Final judgment against an Obligor in any action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction, including the country in which such Obligor is domiciled, by suit on the judgment.

(c) Each Mexican Domiciled Obligor waives any right to any jurisdiction (other than as provided under Section 8.04 above and this Section 8.05) to which they may be entitled under Applicable Law, by reason of its present or future domicile, or otherwise, for the purposes of proceedings against or involving any of the Mexican Domiciled Obligors, and waives any objection to those courts on the ground of venue or forum non conveniens.

8.06. Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Amendment shall remain in full force and effect.

8.07. Entire Agreement. Time is of the essence of this Amendment. This Amendment constitutes the entire contract among the parties relating to the subject matter hereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

8.08. Execution in Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment shall become effective on the Amendment Effective Date. Delivery of a signature page of this Amendment by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement.

8.09. Costs and Expenses. The Borrowers agree to reimburse Agent for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment.

8.10. Reference to and Effect upon the Loan Documents. The amendments and modifications described in this Amendment shall apply and be effective only with respect to the provisions of the Loan Agreement specifically identified in this Amendment. Except as expressly amended herein, the Loan Agreement and the other Loan Documents shall continue in full force and effect in accordance with the provisions thereof, and are hereby ratified and confirmed. In each case except as expressly provided in this Amendment, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under any of the Loan Documents, nor constitute a waiver or amendment of any provision of any of the Loan Documents. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby.

8.11. Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

Balance of Page Intentionally Left Blank

Signature Pages Follow

IN WITNESS WHEREOF, duly authorized representatives of the parties have executed this Amendment and the parties have delivered this Amendment, each as of the day and year first written above.

OBLIGORS:

HORIZON GLOBAL CORPORATION,

a Delaware corporation, as a U.S. Borrower, a U.S. Facility Guarantor, a U.S. Facility Obligor, a Canadian Facility Guarantor, a Canadian Facility Obligor, a UK Facility Guarantor, a UK Facility Obligor and the Borrower Agent

By:	/s/ David G. Rice
Name: David G. Rice
Title: Chief Financial Officer

CEQUENT PERFORMANCE PRODUCTS, INC.,

a Delaware corporation, as a U.S. Borrower, a U.S. Facility Guarantor, a U.S. Facility Obligor, a Canadian Facility Guarantor, a Canadian Facility Obligor, a UK Facility Guarantor and a UK Facility Obligor

By:	/s/ David G. Rice
Name: David G. Rice
Title: Vice President

CEQUENT CONSUMER PRODUCTS, INC.,

an Ohio corporation, as a U.S. Borrower, a U.S. Facility Guarantor, a U.S. Facility Obligor, a Canadian Facility Guarantor, a Canadian Facility Obligor, a UK Facility Guarantor and a UK Facility Obligor

By:	/s/ David G. Rice
Name: David G. Rice
Title: Vice President

CEQUENT UK LIMITED, a company incorporated in England and Wales with company number 08081641, as UK Borrower, a UK Facility Obligor, a Canadian Facility Guarantor and a Canadian Facility Obligor

By:	/s/ David G. Rice
Name: David G. Rice
Title: Director

[Signatures continue on next page.]

CEQUENT TOWING PRODUCTS OF CANADA LTD., a company formed under the laws of the Province of Ontario, as Canadian Borrower, a Canadian Facility Obligor, a UK Facility Guarantor and a UK Facility Obligor

By:	/s/ David G. Rice
Name: David G. Rice
Title: Vice President

HORIZON GLOBAL COMPANY LLC,

a Delaware limited liability company, as a U.S. Facility Guarantor, a U.S. Facility Obligor, a Canadian Facility Guarantor, a Canadian Facility Obligor, a UK Facility Guarantor and a UK Facility Obligor

By:	/s/ David G. Rice
Name: David G. Rice
Title: Vice President

HORIZON INTERNATIONAL HOLDINGS LLC, a Delaware limited liability company, as a Canadian Facility Guarantor, a Canadian Facility Obligor, a UK Facility Guarantor and a UK Facility Obligor

By:	/s/ David G. Rice
Name: David G. Rice
Title: Vice President

CEQUENT NEDERLAND HOLDINGS B.V., a company formed under the laws of the Netherlands, as a Canadian Facility Guarantor, a Canadian Facility Obligor, a UK Facility Guarantor and a UK Facility Obligor

By:	/s/ R.I.L. van Dijk
Name: R.I.L. van Dijk
Title: Director A

By:	/s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Director B

[Signatures continue on next page.]

CEQUENT MEXICO HOLDINGS B.V., a company formed under the laws of the Netherlands, as a Canadian Facility Guarantor, a Canadian Facility Obligor, a UK Facility Guarantor and a UK Facility Obligor

By:	/s/ R.I.L. van Dijk
Name: R.I.L. van Dijk
Title: Director A

By:	/s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Director B

CEQUENT SALES COMPANY DE MEXICO, S. DE R.L. de C.V.,

a limited liability company formed under the laws of Mexico, as a Canadian Facility Guarantor, a Canadian Facility Obligor, a UK Facility Guarantor and a UK Facility Obligor

By:	/s/ David G. Rice
Name: David G. Rice
Title: Vice President

CEQUENT ELECTRICAL PRODUCTS DE MEXICO, S. DE R.L. de C.V.,

a limited liability company formed under the laws of Mexico, as a Canadian Facility Guarantor, a Canadian Facility Obligor, a UK Facility Guarantor and a UK Facility Obligor

By:	/s/ David G. Rice
Name: David G. Rice
Title: Vice President

[Signatures continue on next page.]

AGENT AND LENDERS: BANK OF AMERICA, N.A., as Agent, a U.S. Lender, a UK Lender and UK Swingline Lender

By:	/s/ Steven M Siravo
Name: Steven M Siravo
Title: Senior Vice President

BANK OF AMERICA, N.A. (acting through its Canada branch), as a Canadian Lender and Canadian Swingline Lender

By:	/s/ Sylwia Durkiewicz
Name: Sylwia Durkiewicz
Title: Vice President

BANK OF AMERICA, N.A. (acting through its London branch), as UK Security Trustee

By:	/s/ Steven M Siravo
Name: Steven M Siravo
Title: Senior Vice President

[Signatures continue on next page.]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a U.S. Lender

By:	/s/ Peter Shin
Name: Peter Shin
Title: Authorized Signatory

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as a Canadian Lender

By:	/s/ Diego Arp
Name: Diego Arp
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, (London branch), as a UK Lender

By:	/s/ N B Hogg
Name: N B Hogg
Title: Authorized Signatory

[Signatures continue on next page.]

BANK OF MONTREAL, as a U.S. Lender, a Canadian Lender and a UK Lender

By:	/s/ Craig Thistlethwarte
Name: Craig Thistlethwarte
Title: Managing Director

SCHEDULE 1

See attached.

SCHEDULE I

to

Waiver and First Amendment to Amended and Restated Loan Agreement

SUBSIDIARIES

Corporate Name	Ownership Interest of Parent Borrower (direct and indirect)	Is the Subsidiary an Obligor?

C.P. Witter Limited	100% owned by Horizon Global European Holdings Limited	No

Cequent Bermuda Holdings Ltd.	100% owned by Horizon Euro Finance LLC	No

Cequent Brazil Holdings Coöperatief W.A.	99.99 % owned by Horizon Real Finance LLC and approx. 0.01% owned by Cequent Bermuda Holdings Ltd. (such ownership totaling 100%)	No

Cequent Consumer Products, Inc.	100% owned by Horizon Global Company LLC	Yes

Cequent Electrical Products de Mexico, S. de R.L. de C.V.	99.97% owned by Cequent Mexico Holdings B.V. and approx. 0.03% owned by Cequent Sales Company de México, S. de R.L. de C.V. (such ownership totaling 100%)	Yes

Cequent Indústria E Comércio Ltda.	99.99% owned by Cequent Brazil Holdings Coöperatief W.A. and 0.01% owned by Horizon Real Finance LLC (such ownership totaling 100%)	No

Cequent Mexico Holdings B.V.	100% owned by Cequent UK Limited	Yes

Cequent Nederland Holdings B.V.	100% owned by Horizon International Holdings LLC	Yes

Cequent Performance Products, Inc.	100% owned by Horizon Global Company LLC	Yes

Cequent Sales Company de México, S. de R.L. de C.V.	99.97% owned by Cequent Nederland Holdings B.V. and approx. 0.03% owned by Cequent Mexico Holdings B.V. (such ownership totaling 100%)	Yes

Cequent Towing Products of Canada, Ltd.	100% owned by Cequent Nederland Holdings B.V.	Yes

Cequent UK Limited	100% owned by Cequent Nederland Holdings B.V.	Yes

HG Germany Holdings GmbH	100% owned by Cequent Nederland Holdings B.V.	No

HGHK Services C.V.	99.99% owned by Horizon Sourcing Holdings LLC and approx. 0.01% owned by Horizon Euro Finance LLC (such ownership totaling 100%)	No

HZN FinCo IRL Holdings Limited	100% owned by Cequent Nederland Holdings B.V.	No

HZN Sourcing Oy	100% owned by Cequent Nederland Holdings B.V.	No

Henrichs Beteiligungsgesellschaft mbH	100 % owned by Westfalia-Automotive GmbH	No

Horizon Euro Finance LLC***	100% owned by Cequent Nederland Holdings B.V.	No

Horizon GBP Finance LLC	100% owned by Cequent Bermuda Holdings Ltd.	No

Horizon Global Company LLC	100% owned by Horizon Global Corporation	Yes

Horizon Global European Holdings Limited	100% owned by Horizon Global Holdings Australia Pty. Ltd.	No

Horizon Global Germany GmbH	100% owned by C.P. Witter Limited	No

Horizon Global Holdings Australia Pty. Ltd.	100% owned by Cequent Bermuda Holdings Ltd.	No

Horizon Global Hong Kong Holdings Limited	100% owned by Cequent Nederland Holdings B.V.	No

Horizon Global (NZ) Limited	100% owned by Horizon Global Holdings Australia Pty Ltd.	No

Horizon Global Pty. Ltd.	100% owned by Horizon Global Holdings Australia Pty. Ltd.	No

Horizon Global (Shanghai) Trading Co. Ltd.	100% owned by Horizon Global Hong Kong Holdings Limited	No

Horizon Global (South Africa) (PTY) LTD.	100% owned by Horizon Global Holdings Australia Pty. Ltd.	No

Horizon Global Sourcing Operations and Innovation Center India Pvt. Ltd.	99.99% owned by Cequent Nederland Holdings B.V. and approx. 0.01% owned by Horizon Euro Finance LLC (such ownership totaling 100%)	No

Horizon International Holdings LLC**	100% owned by Cequent Performance Products, Inc.	Yes

Horizon Real Finance LLC	100% owned by Cequent Bermuda Holdings Ltd.	No

Horizon Sourcing B.V.	100% owned by Cequent Nederland Holdings B.V.	No

Horizon Sourcing Holdings LLC***	100% owned by Horizon Euro Finance LLC	No

Kovil Oy	100% owned by Horizon Global (Germany) GmbH	No

Monoflex Nordic AB	100% owned by Westfalia Nordic AB	No

Parkside Towbars Pty. Ltd.	100% owned by Horizon Global Pty. Ltd.	No

S.I.A.R.R. SAS	100% owned by Westfalia-Automotive SAS	No

Teljs Automotive Srl Unit 2	100% owned by Teljs B.V.	No

Teljs B.V.	100% owned by Teljs Holding B.V.	No

Teljs Holding B.V.	100% owned by HG Germany Holdings GmbH	No

Terwa B.V.	100% owned by Terwa Holdings B.V.	No

Terwa China (China Rep Office)	100% owned by Terwa B.V.	No

Terwa Construction Systems Poland Sp.zo.o	100% owned by Terwa Construction Systems Srl	No

Terwa Construction Systems Srl	100% owned by Terwa B.V.	No

Terwa Holdings B.V.	100% owned by Teljs B.V.	No

Terwa Innovation B.V.	100% owned by Terwa Holdings B.V.	No

Terwa Investors B.V.	100% owned by Terwa Holdings B.V.	No

Terwa Romania Srl Unit 1	100% owned by Terwa B.V.	No

Westfalia American Hitch Inc.	100% owned by Westfalia-Automotive GmbH	No

Westfalia-Automotive Beteiligungsgesellschaft mbH	100% owned by Westfalia-Automotive GmbH	No

Westfalia-Automotive Denmark ApS	100% owned by Monoflex Nordic AB	No

Westfalia-Automotive GmbH	100% owned by Westfalia-Automotive Holding GmbH	No

Westfalia-Automotive Holding GmbH	100% owned by HG Germany Holdings GmbH	No

Westfalia-Automotive Italia S.r.l.	100% owned by Westfalia-Automotive GmbH	No

Westfalia-Automotive Polska Sp.Zo.o	100% owned by Westfalia-Automotive GmbH	No

Westfalia-Automotive Russland OOO	99.1% owned by Westfalia-Automotive GmbH and approx. 0.9% owned by Westfalia-Automotive Beteiligungsgesellschaft mbH (such ownership totaling 100%)	No

Wedstfalia-Automotive SAS	100% owned by Westfalia-Automotive Beteiligungsgesellschaft mbH	No

Westfalia Nordic AB	100% owned by Westfalia-Automotive Beteiligungsgesellschaft mbH	No

Westfalia UK Ltd.	100% owned by Westfalia-Automotive GmbH	No

TriMotive Asia Pacific Limited	99.99% owned by Horizon Global Holdings Australia Pty. Ltd. and approx. 0.001% owned by Horizon Euro Finance LLC (and 1 de minimus holder), (such ownership totaling 100%)	No
**	CFC Holdco
***Special Purpose Entity